Exhibit 10.9

Skin Cancer Scanning Ltd.

July 13, 2010

Lior Ben Hur
Boris Krasny
Yorkstone Enterprises Ltd.

Re: Skin Cancer Scanning Ltd.(“SCS”)

For good and valuable consideration, and in consideration of the shares to be received from William Gaffney, the principal shareholder of mBeach, pursuant to the terms and provisions of the Stock Purchase Agreement between William Gaffney and each of the shareholders of SCS, the receipt and sufficiency of which are hereby acknowledged, SCS hereby agrees that the persons indicated above shall be entitled to an aggregate of 12% of any consideration received by the Company in a Transaction consummated by the Company. "Transaction" shall mean the consummation of (i) a sale of all or substantially all of the Company’s assets or shares, or the lease, transfer or assignment of, or the grant of an exclusive license  to, the Company's Intellectual Property, or (ii) the merger or consolidation of the Company with or into another corporation which results in more than 50% of the outstanding shares of the surviving entity being held by persons who were not shareholders of the Company immediately prior to such transaction, or (iii) a change in control of the Company or any other transaction as a result of which more than 50% of the outstanding shares of the Company are held by any party who is not a shareholder of the Company, or an affiliate thereof, immediately prior to such transaction or any transaction similar to those specified herein above.

Skin Cancer Scanning Ltd.

/s/ Yossi Biderman
Name: Yossi Biderman
Title:   President

AGREED and ACKNOWLEDGED:

mBeach Software, Inc.

/s/ Yossi Biderman
Name: Yossi Biderman
Title:   President